UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. )

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BROOKFIELD DTLA FUND OFFICE TRUST INVESTOR INC.
(Name of Registrant as Specified In Its Charter)

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Adjournment of the Special Meeting

Brookfield DTLA Fund Office Trust Investor Inc. (the “Company”) filed a definitive information statement with the Securities and Exchange Commission on October 19, 2017 (the “Definitive Information Statement”), in connection with the Special Meeting of Holders of 7.625% Cumulative Redeemable Series A Preferred Stock (the “Series A Preferred Stock”) that was held on November 10, 2017 at 12:00 p.m. (New York time) at 250 Vesey Street, New York, NY 10281 for the purpose set forth below(the “Special Meeting”).
The Special Meeting had been called by the Company upon the request of Bulldog Investors, LLC (“Bulldog”), which had obtained (by proxy) the requisite consent of 10% of the outstanding shares of the Series A Preferred Stock, as required by the Articles Supplementary of the Company classifying and designating the Series A Preferred Stock (the “Articles Supplementary”). The Special Meeting was called for the purpose of electing two directors to the Company’s Board of Directors to serve until the 2018 Annual Meeting (the “Preferred Directors”) and until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, the Company’s charter and the Second Amended and Restated Bylaws of the Company, dated August 11, 2014 (the “Amended Bylaws”).
In accordance with the Articles Supplementary, in order for there to be a vote on any matter at any special meeting of holders of Series A Preferred Stock, there must be a quorum. In order to have a quorum for the transaction of business at a special meeting, holders of one-third of the issued and outstanding shares of Series A Preferred Stock must be present in person or by legal proxy. At the Special Meeting, the holders of 29.0% of the Series A Preferred Stock (2,823,786 shares of the 9,720,370 shares of Series A Preferred Stock outstanding on the record date, October 16, 2017) were represented in person or by proxy at the Special Meeting and therefore a quorum was not present and no vote with respect to the Preferred Directors was held.  As permitted under the Articles Supplementary, Bulldog made a motion to adjourn the Special Meeting and voted all of the shares of the Series A Preferred Stock present in person or by proxy at the Special Meeting in favor of adjourning the Special Meeting to December 11, 2017. The adjourned meeting will be held at 11:00 a.m. at 250 Vesey Street, 15th floor, New York, NY 10281. Due to security precautions in the building where the meeting is being held, the Company advises that if a shareholder plans on attending the meeting that such shareholder notifies the Company at least two business days in advance at 1-855-212-8243 or bpy.enquiries@brookfield.com so that the Company may make arrangements for timely admission.
As a result of the inability to hold a vote at the Special Meeting, Alan J. Carr and Craig W. Perry will continue to serve on the Company’s Board of Directors until their successors are duly elected and qualified or, if earlier, until the full payment (or setting aside for payment) of all dividends on the Series A Preferred Stock that are in arrears, as well as dividends for the then-current period, in accordance with Maryland law, the Company’s charter and the Amended Bylaws.